                                                                                                June 24, 2014

Embraer Overseas Limited

190 Elgin Avenue,

George Town, Grand Cayman KY1-9005,

Cayman Islands

Embraer S.A.

Av. Brigadeiro Faria Lima, 2170

12227-901 – São José dos Campos, SP

Brazil

RE:      Shelf Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special United States counsel to Embraer Overseas Limited (the “Company”), an exempted limited liability company organized under the laws of the Cayman Islands, and Embraer S.A. (the “Guarantor” and, together with the Company, the “Opinion Parties”), a corporation formed under the laws of the Federative Republic of Brazil, in connection with the Registration Statement (as defined below) allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the resale of up to US$540,518,000 aggregate principal amount of the Company’s 5.696% Guaranteed Senior Notes Due 2023 (the “Notes”) issued on September 16, 2013 and September 30, 2013 under the Indenture, dated as of September 16, 2013 (the “Indenture”), between the Opinion Parties and The Bank of New York Mellon, as trustee, by certain holders of the Notes, as contemplated by the Registration Rights Agreement, dated as of September 16, 2013 (the “Registration Rights Agreement”), by and among the Opinion Parties, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the initial purchasers (the “Dealer Managers”) listed in Schedule 1 to the Dealer Manager Agreement (as defined below).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form F-4 filed by the Opinion Parties with the Securities and Exchange Commission (the “Commission”) on April 18, 2014 (the “F-4 Registration Statement”) under the Securities Act, as amended by Amendment No.1 on Form F-3 to Form F-4 to be filed with the Commission on the date hereof (the “Amendment No.1”), including information deemed to be a part of the registration statement pursuant to Rule 430B of the General Rules and Regulations under the Securities Act (such registration statement, as so amended, including the Incorporated Documents (as defined below) being hereinafter referred to as the “Registration Statement”); (ii) the documents described on Schedule I hereto filed or furnished by the Opinion Parties with the Commission pursuant to the Securities Exchange Act of 1934 and incorporated by reference into the prospectus forming a part of the Registration Statement as of the date hereof (collectively, the “Incorporated Documents”); (iii) an executed copy of the Registration Rights Agreement; (iv) an executed copy of the Indenture, pursuant to which the Guarantor has guaranteed the obligations of the Company under the Indenture and the Notes (the “Guarantee”), together with a form of First Supplemental Indenture to be executed on or prior to June 27, 2014 between the Opinion Parties and The Bank of New York Mellon, as trustee (the “First Supplemental Indenture”) and filed as an exhibit to the Registration Statement; (v) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; (vi) the form of the global note representing the Notes without restrictive legends attached as Exhibit A to the First Supplemental Indenture and filed as an exhibit to the Registration Statement (the “Global Note”) together with the Guarantee attached thereto; and (vii) an executed copy of the Dealer Manager Agreement, dated August 28, 2013 (the “Dealer Manager Agreement”), by and among the Opinion Parties and the Dealer Managers.

Embraer Overseas Limited

Embraer S.A.

June 24, 2014

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Opinion Parties and such agreements, certificates of public officials, certificates of officers or other representatives of the Opinion Parties and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such latter documents.  In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, including the Opinion Parties, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except to the extent expressly set forth below, the validity and binding effect on such parties. We have also assumed that the Opinion Parties have been duly organized and are validly existing under the laws of the respective jurisdictions of their organization and that the Opinion Parties have complied with all aspects of applicable laws of jurisdictions other than the State of New York in connection with the issuance and offer of the Notes. In rendering the opinions expressed below we have also assumed, without  independent investigation or verification of any kind, that the choice of New York law to govern the Indenture and the Notes, which are stated therein to be governed thereby, is legal and valid under the laws of other applicable jurisdictions and that insofar as any obligation under any of the Indenture and the Notes is to be performed in any jurisdiction outside the United States of America its performance will not be illegal or ineffective by virtue of the law of that jurisdiction.

Embraer Overseas Limited

Embraer S.A.

June 24, 2014

As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Opinion Parties and others.

Our opinion set forth herein is limited to the laws of the State of New York and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined on law on the opinions herein stated.

            As used herein, “Transaction Agreements” means the Indenture, the First Supplemental Indenture, the Registration Rights Agreement, the Notes and the Dealer Manager Agreement.

            Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, and assuming that the First Supplemental Indenture has been authorized and will be executed and delivered under the laws of Cayman Islands and Brazil and the Global Note representing the Notes when the Registration Statement becomes effective has been duly authorized, and will be duly issued in accordance with the laws of the Cayman Islands, we are of the opinion that:

            1. When the First Supplemental Indenture is duly executed and delivered by the Company and the Guarantor, the First Supplemental Indenture will constitute valid and binding obligations of the Company, and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms under the laws of the State of New York, except to the extent that enforcement thereof may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and (B) general principles of equity (regardless of whether enforcement is sought in equity or at law); and

            2. When the Notes (in the form of the Global Note) are duly executed and authenticated in accordance with the terms of the Indenture, as amended and supplemented by the First Supplemental Indenture, (A) the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York, and (B) the Guarantee annexed to the Notes will constitute a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms under the laws of the State of New York; in each case, except to the extent that enforcement thereof may be limited by (I) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and (II) general principles of equity (regardless of whether enforcement is sought in equity or at law).

            In rendering the opinions set forth above, we have assumed that the execution and delivery by the Opinion Parties of the Indenture, Registration Rights Agreement, the First Supplemental Indenture and the Notes and the performance by the Opinion Parties of their respective obligations thereunder do not and will not violate, conflict with or constitute a default under any laws, rules or regulations, any order or decree of any governmental authority or any agreement or instrument to which the Opinion Parties or their respective properties are subject.

            We call to your attention that irrespective of the agreement of the parties to the Transaction Agreements concerning personal jurisdiction over them, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to the Transaction Agreements.  We do not express any opinion with respect to the enforceability of any provision contained in the Transaction Agreements providing for indemnity by any party thereto against any loss in obtaining the currency due to such other party under the Transaction Agreements from a court judgment in another currency.

Embraer Overseas Limited

Embraer S.A.

June 24, 2014

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                                                        Very truly yours,

                                                                         /s/ Skadden, Arps, Slate, Meagher & Flom LLP

Embraer Overseas Limited

Embraer S.A.

June 24, 2014

Schedule I

  Annual report on Form 20-F for the year ended December 31, 2013 filed on March 20, 2014; and

  Current Report on Form 6-K submitted on April 30, 2014.